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             [Letterhead of Rosenberg Rich Baker Berman & Company]


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Conolog Corporation

We consent to the use in this Registration Statement of Conolog Corporation on Form S-1 of our report dated October 8, 1996.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.


                              /s/  Rosenberg Rich Baker Berman & Company

Maplewood, New Jersey
November   , 1996